EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Consumer Portfolio Services, Inc. (“Registrant”) on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 7, 2018 (the “Report”), Charles E. Bradley, Jr., chairman, president and chief executive officer, and Jeffrey P. Fritz , chief financial officer and executive vice president, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of December 31, 2017.

March 7, 2018

/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr.
Chairman, President and Chief Executive Officer

March 7, 2018

/s/ Jeffrey P. Fritz
Jeffrey P. Fritz
Chief Financial Officer and Executive Vice President